Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.               The quarterly report of Pier 1 Imports, Inc. for the period ended May 30, 2009 fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date:	7/7/2009	By:	/s/ Alexander W. Smith
Alexander W. Smith, President and
Chief Executive Officer

Date:	7/7/2009	By:	/s/ Charles H. Turner
Charles H. Turner, Executive Vice President
and Chief Financial Officer

A signed original of this written statement has been provided to Pier 1 Imports, Inc. and will be retained by Pier 1 Imports, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.